Exhibit 10.23

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of November 23, 2005, by and among Aphton Corporation, a Delaware corporation (the “Company”), and the investors listed on Schedule A attached hereto (individually, an “Investor” and collectively, the “Investors”).

WHEREAS:

A. The Company and each Investor is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. Each Investor is the holder of one or more Senior Convertible Notes (each a “Note” and, collectively, the “Notes”), issued by the Company pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of March 31, 2003, among the Company and the Investors.

C. The Investors desire to surrender the Notes to the Company for cancellation in exchange for (i) the payment by the Company to the Investors of an aggregate of $3,000,000, (ii) the issuance by the Company to the Investors of an aggregate of (A) 10,000 shares (the “Preferred Shares”) of the Company’s newly designated Series A-1 Convertible Preferred Stock (“Series A-1 Preferred Stock”) having an aggregate stated value of $10,000,000 and (B) 5,000,000 shares (the “Initial Common Shares”) of the Company’s common stock (“Common Stock”) and (iii) the issuance by the Company to (a) each of Heartland Value Fund (“Heartland”) and Horizon Waves & Co. (“Horizon”) of 375,000 shares of Common Stock to be deposited with U.S. Bank National Association (“U.S. Bank”) and held in escrow subject to the terms of an Escrow Agreement, substantially in the form attached hereto as Exhibit “A” (the “US Bank Escrow Agreement”) and (b) SF Capital Partners Ltd. (“SF Capital”) of 750,000 shares of Common Stock to be deposited with Bryan Cave LLP (“Bryan Cave” and with U.S. Bank collectively, the “Escrow Agents”)) and held in escrow subject to the terms of an Escrow Agreement, substantially in the form attached hereto as Exhibit “B” (the “SF Escrow Agreement” and together with the U.S. Bank Escrow Agreement the “Escrow Agreements”), for an aggregate of 1,500,000 shares of Common Stock to be held in escrow (the “Escrow Common Shares”). The shares of Common Stock issuable upon conversion of the Preferred Shares are referred to herein as the “Conversion Shares.” The Preferred Shares, the Initial Common Shares and the Escrow Common Shares are collectively referred to herein as the “Closing Shares” and, together with the Conversion Shares, the “Securities”. The Initial Common Shares, the Escrow Common Shares and the Conversion Shares are collectively referred to as the “Common Shares”.

D. The rights and preferences of the Series A-1 Preferred Stock shall be as set forth in a Certificate of Designation, substantially in the form attached hereto as Exhibit “C” (the “Designation”).

E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit “D” (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Common Shares.

NOW, THEREFORE, the Company and each Investor hereby agree as follows:

1. EXCHANGE OF NOTES; CLOSING

(a) Exchange.

(i) At the Closing, each Investor shall surrender and deliver each Note held by such Investor to the Company for cancellation by the Company. Effective as of the Closing, the Notes shall be forever cancelled and of no further force or effect.

(ii) At the Closing, the Company shall:

(A) deliver to each Investor, by wire transfer of immediately available funds to the account designated by such Investor, cash in the amount set forth with respect to such Investor on Schedule A hereto;

(B) issue and deliver to each Investor the number of Preferred Shares and Initial Common Shares set forth with respect to such Investor on Schedule A hereto; and

(C) issue to each Investor the number of Escrow Common Shares set forth with respect to such Investor on Schedule A hereto, and deposit such Escrow Common Shares with US Bank and Bryan Cave, as the case may be, to be held in escrow subject to the terms of the US Bank Escrow Agreement and the SF Escrow Agreement, respectively.

(b) Closing. Closing shall occur at the offices of the Company on the date hereof (the “Closing Date”), contemporaneously with the execution and delivery of this Agreement.

2. INVESTORS’ REPRESENTATIONS AND WARRANTIES.

Each Investor represents and warrants to the Company with respect to only itself that:

(a) No Public Sale or Distribution. Such Investor is acquiring the Closing Shares for its own account, and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. From May 23, 2005, through the date hereof, such Investor has not sold (for purposes of Section 16 of the 1934 Act (as defined in the Registration Rights Agreement) and the rules and regulations promulgated thereunder) any shares of Common Stock.

(b) Accredited Investor Status. Such Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

(d) Information. Such Investor and its advisors, if any, have been furnished with all materials relating to the business, finances, prospects and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Investor. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained herein. Such Investor understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment. Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. Such Investor understands that, except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Investor shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(r)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) except as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities, and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b) hereof), including, without limitation, this Section 2(f); provided, that in order to make any sale, transfer or assignment of Securities, such Investor and its pledgee makes such disposition in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(g) Legends. Such Investor understands that the stock certificates representing the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(h) Validity; Enforcement. This Agreement, the Registration Rights Agreement and the US Bank Escrow Agreement (in the case of Heartland and Horizon) and the SF Capital Escrow Agreement (in the case of SF Capital) have been duly and validly authorized, executed and delivered on behalf of such Investor and shall constitute the legal, valid and binding obligations of such Investor enforceable against such Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) Residency. Such Investor is a resident of, has its principal place of business in, or is incorporated in, as applicable, that country or state specified below its address set forth on Schedule A attached hereto.

(k) Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such a decision.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Investors that as of the date hereof:

(a) Organization and Qualification. Each of the Company and its Subsidiaries (as defined below) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents. For purposes of this Agreement, “Subsidiaries” means Igeneon GmbH, an Austrian company (“Igeneon”) and Aphton (BVI) Corporation, a British Virgin Islands corporation (“Aphton BVI”), which together are the only entities in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest. The Company has no Subsidiaries other than Igeneon and Aphton BVI. Aphton BVI is a shell entity, which is inactive and does not conduct any business or hold any assets. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all liens, charges, encumbrances, security interests, rights of first refusal or other restrictions of any kind (“Liens”), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles or incorporation, bylaws or other organizational or charter documents.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Designation, the Registration Rights Agreement, the Escrow Agreements, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b) hereof) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and, subject to the listing of the Common Shares in compliance with the rules and regulations of the Principal Market (as defined in Section 3(n) hereof) to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Closing Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Series A-1 Preferred Stock, as the case may be, have been duly authorized by the board of directors of the Company (the “Board”), and, except as set forth in Section 3(e), no further consent or authorization is required by the Company, the Board or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, or (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy consideration.

(c) Issuance of Securities. The Closing Shares to be issued hereunder are duly authorized and, upon issuance in accordance with the terms hereof, shall be free from all taxes, Liens and charges with respect to the issuance thereof. As of the Closing, 20,000,000 shares of Common Stock shall have been duly authorized and reserved for issuance upon conversion of the Preferred Shares to be issued hereunder. The Closing Shares, when issued at the Closing, and the Conversion Shares, when issued upon conversion of the Preferred Shares, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of the Series A-1 Preferred Stock or Common Stock, as the case may be. Assuming the accuracy of each of the representations and warranties set forth in Section 2 hereof, the issuance by the Company of the Closing Shares is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Closing Shares and the reservation for issuance of the Conversion Shares,) will not (i) result in a violation of any certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or bylaws of the Company or any Subsidiary or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any Subsidiary is bound or affected, except in the case of clauses (ii) and (iii), for such breaches or defaults as would not be reasonably expected to have a Material Adverse Effect.

(e) Consents. Except for review of the transactions contemplated by this Agreement by The Nasdaq Stock Market, filing of a Form D with the SEC, filings that may be required under the securities or “Blue Sky” laws of the various jurisdictions in which the Securities are being offered and the registration of the Common Shares under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing pursuant to the preceding sentence have been obtained or effected. The Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the foregoing.

(f) Acknowledgment Regarding Investors’ Purchase of Securities. The Company acknowledges and agrees that each Investor is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by an Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor’s purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any claim for any such fees or commissions.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections. The Company and its Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation (as defined in Section 3(q)) or the laws of the state of its incorporation which is or could become applicable to any Investor as a result of the transactions contemplated by this Agreement, or any prior transaction between the Company and any Investor, including, without limitation, the Company’s issuance of the Securities and any Investor’s ownership of the Securities.

(k) SEC Documents; Financial Statements. Except as set forth on Schedule 3(k), since December 31, 2003, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (“1934 Act”) (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). After giving effect to the 8-K Filing (as defined below), no other information provided by or on behalf of the Company to the Investors which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(l) Absence of Certain Changes. Except as disclosed in the SEC Documents or on Schedule 3(l), since December 31, 2004, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries. Since December 31, 2004, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $50,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. After giving effect to the transactions contemplated hereby to occur at the Closing, the Company will not be Insolvent (hereinafter defined). For purposes of this Section 3(l), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth on Schedule 3(m), no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial conditions, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been disclosed in the SEC Documents.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under any certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or bylaws. Except as disclosed in the SEC Documents or on Schedule 3(n), neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in the SEC Documents or on Schedule 3(n), the Company is not in violation of any of the rules, regulations or requirements of the Nasdaq Capital Market (the “Principal Market”) and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except as disclosed in the SEC Documents or on Schedule 3(n), since December 31, 2004, (i) the Common Stock has been designated for quotation or listed on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Transactions With Affiliates. Except as set forth in the SEC Documents, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(q) Equity Capitalization. As of the date hereof and giving effect to the closing of the transactions contemplated hereby, including the filing of the Designation, the authorized capital stock of the Company consists of (x) 100,000,000 shares of Common Stock, of which as of the date hereof, 67,056,428 shares are issued and outstanding, 4,613,320 shares are reserved for issuance pursuant to the Company’s stock option plans, including shares reserved for issuance upon exercise of outstanding stock options, and 3,345,400 shares are reserved for issuance upon exercise of outstanding warrants and nonplan options to purchase shares of Common Stock, and (y) 4,000,000 shares of preferred stock, of which, after giving effect to the Closing, only the Preferred Shares issuable pursuant to this Agreement are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued are fully paid and nonassessable. Except as disclosed in the SEC documents or on Schedule 3(q): (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3(r)) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Investors true, correct and complete copies of the Company’s Amended and Restated Certificate of Incorporation, as amended, and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Amended and Restated Bylaws, as amended, and as in effect on the date hereof (the “Bylaws”).

(r) Indebtedness and Other Contracts. Except as disclosed in the SEC Documents or on Schedule 3(r), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, change, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(s) Absence of Litigation. Except as set forth in the SEC Documents or on Schedule 3(s), there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the transactions contemplated by the Transaction Documents, Common Stock or any of the Subsidiaries or any of the Company’s or the Subsidiaries’ officers or directors in their capacities as such. To the knowledge of the Company, there has not been within the past two (2) years, and there is not pending, any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the the 1933 Act within the past two (2) years.

(t) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u) Employee Relations. Except as set forth on Schedule 3(u), neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v) Title. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Neither the Company nor any of its Subsidiaries owns any real property. Any real property and facilities held under lease by the

Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(w) Intellectual Property Rights. To the knowledge of the Company and the Subsidiaries, the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(w), none of the Company’s Intellectual Property Rights that are material to the business of the Company have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights which could have a Material Adverse Effect. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

(x) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(y) Subsidiary Rights. The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its material Subsidiaries as owned by the Company or such Subsidiary.

(z) Tax Status. Except as set forth on Schedule 3(z), the Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books reasonably adequate provision for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where such failure would not have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(aa) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. In addition, the Company has established and maintains disclosure controls and procedures as defined in Rule 13a-14 under the 1934 Act and in compliance with Rule 13a-15 under the 1934 Act.

(bb) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their respective agents or counsel with any information that constitutes or might constitute material, nonpublic information that has not been disclosed in the SEC Documents. The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred nor does information exist with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the Exchange Act of 1934, as amended, are being incorporated into an effective registration statement filed by the Company under the 1933 Act). The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(cc) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have a Material Adverse Effect.

(dd) FDA Compliance. The Company and its Subsidiaries, and the manufacture, marketing and sales of the Company’s products, complies with any and all applicable requirements of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. ss.301, et seq., any rules and regulations of the Food and Drug Administration promulgated thereunder, and any similar laws outside of the United States to which the company is subject, except where such noncompliance would not have a Material Adverse Effect.

(ee) Conditions and Sufficiency of Assets. The buildings, plants, structures and equipment of the Company are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures and equipment of the Company are sufficient for the continued conduct of the Company’s business.

(ff) Contracts; No Defaults. Except as set forth in Schedule 3(ff), each contract of the Company that involves expenditures or receipts in excess of $100,000 (each an “Applicable Contract”) is in full force and effect and is valid and enforceable in accordance with its terms. The Company is and has been in full compliance with all applicable terms and requirements of each Applicable Contract and no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give the Company or any other entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Applicable Contract. The Company has not given or received from any other entity any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Applicable Contract.

4. COVENANTS.

(a) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date

(b) Reporting Status. Until the date on which the Investors shall have sold all the Common Shares (the “Reporting Period”), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act.

(c) Financial Information. The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day (as defined below) after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. For purposes of this Agreement, “Business Day” shall mean any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(d) Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of the Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of the Common Stock shall be so listed, such listing of all Registrable Securities.

The Company shall use its best efforts to maintain the Common Stock’s authorization for quotation on the Principal Market; provided however, that the Investors acknowledge that the Company has been notified of certain failures to satisfy the continued listing requirements of the Principal Market as disclosed in the SEC Documents and any failure to maintain the listing of the Common Stock shall not be deemed a breach of this Agreement or any other Transaction Document. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(d).

(e) Fees. The Company shall be responsible for the payment of any placement agent’s fees or broker’s commissions relating to or arising out of the transactions contemplated hereby (other than fees or commissions due and owing to a placement agent or broker of any Investor). Except as otherwise set forth in this Agreement, the Registration Rights Agreement or the Escrow Agreements, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Investors.

(f) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(g) Disclosure of Transactions and Other Material Information. By 5:30 p.m. (New York City time), but after 4:00 p.m. (New York City time) on the first Business Day after the date hereof, the Company shall file a Current Report on Form 8-K reporting the closing of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act, and attaching the material Transaction Documents (including, without limitation, this Agreement, the Designation and the Registration Rights Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, no Investor shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Investor with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Investor and the execution of a confidentiality agreement between such Investor and the Company. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, an Investor shall have the right to demand that the Company make a public disclosure in accordance with Regulation FD, and if the Company fails to do so within two Business Days, the Investor may make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Investor shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure unless such Investor acts with gross negligence or willful misconduct. Subject to the foregoing, neither the Company nor any Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby without the prior written consent of the other parties hereto; provided, however, that the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Principal Market (provided that in the case of clause (i) each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

(h) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(i) [RESERVED].

(j) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, from and after the Closing Date, a sufficient number of shares of Common Stock issuable upon conversion of, the Preferred Shares being issued at the Closing.

(k) Removal of Legend; Buy in Cure. The legend set forth in Section 2(g) hereof shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, within three (3) Business Days after the Company’s receipt of a notice and a seller’s representation letter (the “Delivery Period”), in a form reasonably satisfactory to the Company, from the holder thereof requesting removal of the legend, which notice and letter shall be simultaneously delivered to the Company’s transfer agent and corporate counsel in accordance with Section 8(f) hereof (each, a “Legend Removal Notice”). In the event the Company does not remove the legend prior to expiration of the Delivery Period, then, unless the Company has notified the holder in writing prior to the delivery by the holder of a Legend Removal Notice that the Company has determined in good faith that it is unable to honor the holder’s request, if (i) the Company fails for any reason to deliver unlegended shares prior to expiration of the Delivery Period and (ii) thereafter, the holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by the holder of the unlegended shares of Common Stock (the “Sold Shares”) which the holder anticipated receiving prior to expiration of the Delivery Period (a “Buy-In”), the Company shall pay the holder (which shall be the holder’s exclusive remedy) the amount by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the unlegended shares of Common Stock so purchased exceeds (y) the net proceeds received by the holder from the sale of the Sold Shares. For example, if the holder purchases unlegended shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for $10,000, the Company will be required to pay the holder $1,000. The holder shall provide the Company written notification indicating any amounts payable to the holder pursuant to this Section 4(k), together with evidence supporting such calculation. The Company shall make any payments required pursuant to this Section 4(k) in accordance with the wire instructions contained in the holder’s written notice.

(l) Participation Rights.

(i) For a period of 12 months immediately following the Closing, if the Company shall issue or sell (a “Financing”) (a) any shares of Common Stock, (b) any other equity security of the Company, including without limitation shares of preferred stock, (c) any debt security of the Company (other than debt with no equity feature), including without limitation any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (d) any security of the Company that is a combination of debt and equity, or (e) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, the Company shall offer to sell 25% of such securities (the “Offered Securities”) to the Investors, pro rata, as set forth in this Section 4(l) (the “Investors’ Securities”). The Company shall offer, no less than ten (10) Business Days prior to the date of the first sale of such Offered Securities, to sell to each Investor (1) that portion of the Investors’ Securities as the number of Initial Common Shares that were acquired by such Investor pursuant to the Transaction Documents bears to the total number of Initial Common Shares that were acquired by all the Investors pursuant to the Transaction Documents (the “Basic Amount”), and (2) such additional portion of the Investors’ Securities as such Investor shall indicate it will purchase should the other Investors subscribe for less than their Basic Amounts (the “Undersubscription Amount”), at a price and on such other terms as shall have been specified by the Company in a writing delivered to such Investor (the “Offer”), which Offer by its terms shall remain open and irrevocable for a period of ten (10) Business Days from receipt of the Offer. Notwithstanding the foregoing, the Company shall be obligated to offer and sell Offered Securities to the Investors solely in its next Financing during the twelve month period immediately following Closing. Notwithstanding anything contained in this Section 4(k) to the contrary, the ten (10) Business-Day offer period may be waived by any one Investor, for solely itself, or all of the Investors.

(ii) Notice of each Investor’s intention to accept, in whole or in part, any Offer made pursuant to Section 4(l)(i) shall be evidenced by a writing signed by such Investor and delivered to the Company prior to the expiration of the ten (10) Business-Day period of such offer, setting forth such of the Investor’s Basic Amount as such Investor elects to purchase and, if such Investor shall elect to purchase more than its Basic Amount, the Undersubcription Amount as such Investor shall elect to purchase (the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Investors are less than the total Investors’ Securities then each Investor who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase all Undersubcription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the Investors’ Securities and the Basic Amounts subscribed for (the “Available Undersubcription Amount”), each Investor who has subscribed for any Undersubcripton Amount shall be entitled to purchase only that portion of the Available Undersubcription Amount as the Undersubcription Amount subscribed for by such Investor bears to the total Undersubcription Amounts subscribed for by all Investors, subject to rounding by the Company to the extent it deems reasonably necessary.

(iii) Exceptions. The rights of the Investors under this Section 4(l) shall terminate after the consummation of any transaction by the Company to which such rights apply and the expiration of all applicable notice periods relating thereto. The rights of the Investors under this Section 4(l) shall not apply to (A) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock, (B) the Conversion Shares, (C) Common Stock issued upon the exercise or conversion of warrants or options outstanding as of the date hereof, (D) Common Stock issued in connection with any Approved Stock Option Plan (as defined in the Designation), (E) Common Stock issued in connection with a strategic partnership or joint venture in which there is a significant commercial relationship with the Company and in which the primary purpose of which is not to raise capital in an amount not to exceed, in the aggregate, gross proceeds to the Company of $20,000,000 or an aggregate of 10,000,000 shares of Common Stock, (F) the payment of interest on, or repayment of principal of, indebtedness to Austria Wirtschaftsservice GmbH or (G) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds in excess of $30,000,000 (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the 1933 Act and “equity lines”).

(m) Financial and Operating Plan. On or prior to December 31, 2005, the Board shall approve a financial and operating restructuring plan.

(n) Name Change. As soon as practicable after the Closing Date, the management of the Company shall submit a proposal to the Board regarding the change of the name of the Company.

(o) Fundamental Change in Business. For so long as shares of Preferred Shares with an aggregate Stated Value of at least $5,000,000 remain outstanding, the consent of the holders of a majority of the then outstanding Preferred Shares will be required for any material change in the nature of the Company’s business beyond the life-sciences sector.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of the Preferred Shares), a register for the Preferred Shares, in which the Company shall record the name and address of the Person in whose name the Preferred Shares have been issued (including the name and address of each transferee) and the number of Conversion Shares issuable upon conversion of the Preferred Shares held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Investor or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions, in the form of Exhibit E attached hereto (the “Irrevocable Transfer Agent Instructions”), to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Investor or its respective nominee(s), for the Conversion Shares, in such amounts as specified from time to time by each Investor to the Company upon conversion of the Preferred Shares, subject to compliance with the terms of the Designation. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If an Investor effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Investor to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to an Investor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that an Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a) Closing Date. The obligation of the Company hereunder to issue and sell the Closing Shares to each Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

(i) Such Investor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Investor shall have surrendered and delivered for cancellation to the Company, the Notes.

7. CONDITIONS TO EACH INVESTOR’S OBLIGATION TO PURCHASE.

(a) Closing Date. The obligation of each Investor to surrender for cancellation the Notes at Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Investor’s sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have executed and delivered to such Investor each of the Transaction Documents.

(ii) The Company shall have delivered to such Investor a copy of the Irrevocable Transfer Agent Instructions, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iii) The Company shall have delivered to such Investor a certificate evidencing the incorporation and good standing of the Company issued by the Secretary of State of the State of Delaware as of a date within ten (10) days of the Closing Date.

(iv) The Company shall have delivered to such Investor a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Pennsylvania Department of State, Corporation Bureau as of a date within ten (10) days of the Closing Date.

(v) The Company shall have delivered to such Investor a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions adopted by the Company’s Board in a form reasonably acceptable to such Investor (the “Resolutions”), (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

(vi) The Company shall have delivered to such Investor the certificates evidencing the Preferred Shares and the Initial Common Shares and shall have delivered certificates representing the Escrow Common Shares to the Escrow Agents.

(vii) The Company shall have delivered to such Investor immediately available funds in an amount set forth with respect to such Investor on Schedule A hereto.

(viii) The Designation shall have been accepted for filing with the Secretary of State of the State of Delaware and a file-stamped copy of the Designation shall have been delivered to the Investors.

(ix) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(x) Trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission or the Principal Market.

(xi) Company counsel shall have executed and delivered its legal opinion, in agreed form, addressed to the Investors.

(xii) A Certificate executed by a duly authorized officer of the Company certifying that (i) all representations and warranties made by the Company and information furnished by the Company in any schedules to this Agreement, are true and correct in all material respects as of each of the date of this Agreement and the Closing Date, (ii) all covenants, agreements and obligations required by this Agreement to be performed or complied with by the Company, prior to or at the Closing, have been performed or complied with and (iii) the items referenced in Sections 7(a)(ix)-(x) shall have been satisfied and are true and correct as of the Closing.

(xiii) Any other documents reasonably requested by such Investor shall be delivered.

8. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Investors, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein and therein, including without limitation, the letter agreement, dated as of November 9, 2005, and this Agreement and the other Transaction Documents contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investors holding at least two-thirds of the outstanding Common Shares (assuming for this purpose the full conversion of all of the Preferred Shares). No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, or holders of the Securities, as the case may be. The Company has not, directly or indirectly, made any agreements with any Investors relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile if received by 4:59 p.m. local time of the recipient, or the following Business Day if received after 4:59 p.m. local time of the recipient (provided in each case that confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Aphton Corporation

8 Penn Center, Suite 2300

1628 JFK Boulevard

Philadelphia, PA 19103

Telephone: (215) 218-4340

Facsimile: (215) 218-4355

Attention: Chief Executive Officer

with a copy to:

Akerman Senterfitt

One Southest Third Avenue

28th Floor

Miami FL 33131-1714

Telephone: (305) 982-5592

Facsimile: (305) 374-5095

Attention: Kara MacCullough

If to the Transfer Agent:

U.S. Stock Transfer Corporation

1745 Gardena Avenue

Glendale CA 91204-2991

Telephone: (818) 502-1404

Facsimile: (818) 502-0674

Attention: William Garza

If to an Investor, to its address and facsimile number set forth on Schedule A attached hereto, with copies to such Investor’s representatives as set forth thereon, or to such other address and/or facsimile number and/or to the attention of such other Person as may be specified by a party by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors in connection with any sale of the Company, whether by way of merger, consolidation, sale of assets or similar transaction. An Investor may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be an Investor hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations, warranties, agreements and covenants set forth in this Agreement shall survive the Closing. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification by the Company. In consideration of each Investor’s execution and delivery of the Transaction Documents and acquiring Closing Shares thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Investor and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Investor Indemnified Liabilities”), incurred by any Investor Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Investor Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Investor pursuant to Section 4(h), or (iv) the status of such Investor or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Investor Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such Investors or holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investors. The Company therefore agrees that the Investors shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Payment Set Aside. To the extent that the Company makes a payment or payments to the Investors hereunder or pursuant to any of the other Transaction Documents or the Investors enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(o) Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

(p) Heartland Value Fund. The Company understands and agrees that Heartland is entering into this Agreement solely on behalf of Heartland Value Fund and that any claims that the Company may have against Heartland Group, Inc. under this Agreement or otherwise in connection with the transactions contemplated hereby shall only be made against the assets of the Heartland Value Fund.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Exchange Agreement to be duly executed as of the date first written above.

COMPANY:

APHTON CORPORATION

By:	/s/ Patrick T. Mooney
Patrick T. Mooney, M.D.
Chief Executive Officer

IN WITNESS WHEREOF, each Investor has caused this Exchange Agreement to be duly executed as of the date first written above.

SF CAPITAL PARTNERS LTD.

By:	/s/ Brian H. Davidson
Name:	Brian H. Davidson
Title:	Authorized Signatory

IN WITNESS WHEREOF, each Investor has caused this Exchange Agreement to be duly executed as of the date first written above.

HEARTLAND GROUP, INC solely on behalf of the Heartland Value Fund

By:	/s/ Paul T. Beste
Name:	Paul T. Beste
Title:	Vice President

IN WITNESS WHEREOF, each Investor has caused this Exchange Agreement to be duly executed as of the date first written above.

SMITH BARNEY FUNDAMENTAL VALUE FUND INC. (Nominee Name: Horizon Waves & Co.)

By:	/s/ John G. Goode
Name:	John G. Goode
Title:	Vice President